Exhibit 99.1

IMPORTANT NOTICE REGARDING BLACKOUT PERIOD

AND RESTRICTIONS ON YOUR RIGHTS

TO TRADE PXP COMMON STOCK

To:	Executive Officers and Directors of Plains Exploration & Production Company

Re:	Notice of Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002

Date:	April 18, 2013

Pursuant to Section 306(a) of Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended (“Regulation BTR”), this notice is being provided to notify you of a trading restriction that will be imposed on executive officers and directors of Plains Exploration & Production Company (“PXP”) because of a blackout period (the “Blackout Period”) applicable to PXP’s common stock (the “PXP Stock Fund”) under the Plains Exploration & Production Company 401(k) Plan (the “401(k) Plan”). During the Blackout Period, 401(k) Plan participants will be unable to direct or diversify investments pertaining to, or obtain loans or distributions with respect to, their individual 401(k) Plan account balances that are invested in the PXP Stock Fund.

The Blackout Period is necessary to enable the trustee of the 401(k) Plan to process 401(k) Plan participants’ elections with respect to shares of PXP common stock held through their individual account balances that are invested in the PXP Stock Fund in connection with the pending merger of PXP with and into IMONC LLC, a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (the “Merger”). As a result of the Blackout Period, Regulation BTR requires that we impose trading restrictions on our executive officers and directors during the Blackout Period and that we timely notify our executive officers and directors, as well as the Securities and Exchange Commission, of the Blackout Period.

The Blackout Period is currently expected to begin on May 10, 2013 and is expected to end during the week of May 26, 2013. The beginning and end of the Blackout Period are subject to change, and the Blackout Period could begin later than May 10, 2013 and end later than the week of May 26, 2013. We will notify you via email if there are any changes that affect the dates of the Blackout Period. In addition, for current information on the timing of the Blackout Period, you may call Nora S. Knowles at (713) 579-6047.

During the Blackout Period, subject to certain exceptions, you will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of PXP common stock or other equity securities of PXP that you acquired in connection with your service or employment as a director or executive officer of PXP, including pursuant to options to acquire shares of PXP common stock and other derivative securities denominated in shares of PXP common stock or other equity securities of PXP. These restrictions apply regardless of whether you participate in the 401(k) Plan. Note that although conversions of PXP common stock or other equity securities of PXP into shares of FCX common stock in connection with the Merger, including your election of Merger consideration, are exempt from these trading restrictions, any shares of FCX common stock you acquire pursuant to such conversions may not be sold or otherwise transferred prior to the end of the Blackout Period.

Although shares of PXP common stock and other equity securities of PXP acquired other than in connection with your service as an executive officer or director of PXP are generally not covered by this prohibition, if you hold both covered shares or equity securities and non-covered shares or equity securities, any shares or equity securities that you sell will be presumed to come first from the covered securities unless you can establish that the securities were acquired from another source. Transactions covered by these restrictions are not limited to those involving your direct ownership, but include any transactions in which you may have a pecuniary interest (e.g., transactions by members of your family who share your household, as well as by certain entities in which you have financial involvement). Given the complexity of these rules, you are urged to avoid any discretionary change in your beneficial ownership of PXP securities or derivatives or FCX securities or derivatives during the Blackout Period. Even if you think an exception applies to you, we ask that you not trade any PXP security or derivative or any FCX security or derivative during the Blackout Period unless you have advance written permission from PXP’s General Counsel.

If you engage in a transaction that violates these restrictions, you may be required to disgorge any profits realized from such transaction and you could be subject to civil and criminal penalties. Please note that the trading restrictions implemented due to the Blackout Period are in addition to, and not in lieu of, the trading restrictions imposed by PXP’s insider trading guidelines.

If you have any questions concerning this notice, the Blackout Period or the transactions affected by the Blackout Period, please contact Nora S. Knowles by telephone at (713) 579-6047 or by mail at 700 Milam, Suite 3100, Houston, Texas 77002.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between PXP and FCX, FCX has filed with the SEC a registration statement on Form S-4 that contains a proxy statement/prospectus to be mailed to the PXP stockholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT PXP, FCX, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by PXP and FCX through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of PXP or FCX at the following:

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

Attention: Investor Relations

Phone: (713) 579-6000

Email: investor@pxp.com

Freeport-McMoRan Copper & Gold Inc.

333 N. Central Ave.

Phoenix, AZ 85004

Attention: Investor Relations

Phone: (602) 366-8400

Email: ir@fmi.com

PARTICIPANTS IN THE SOLICITATION

PXP and FCX, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of PXP is contained in the proxy statement/prospectus dated April 18 2013, which is filed with the SEC. Information regarding FCX’s directors and executive officers is contained in FCX’s definitive proxy statement dated April 27, 2012, which is filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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